IP SERVICES AND DEDICATED ACCESS AGREEMENT


     This IP Access Agreement (the "AGREEMENT") is made and entered into as of September 15, 2000 (the "EFFECTIVE DATE") by and between At Home Corporation, a Delaware corporation, with principal offices located at 450 Broadway Street, Redwood City, California 94063, by and through its @Work division ("@WORK"), and Educational Video Conferencing, Inc., a Delaware corporation, with principal offices located at 35 East Grassy Sprain Road, Yonkers, NY 10710 ("PARTNER") (collectively, the "PARTIES").

     WHEREAS, @Work is in the business of, among other things, the provision of various Internet data connectivity services;

     WHEREAS, @Work and Partner desire that Partner use internally and offer for sale selected @Work Services as set forth in EXHIBIT B and EXHIBIT C and according to the terms and conditions of this Agreement; and

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.   DEFINITIONS.

     1.1 "@WORK SERVICES" means the services to be provided by @Work to Partner hereunder, including without limitation the Total IP Services and the Dedicated Access Services, and as described in EXHIBITS B and EXHIBIT C.

     1.2 "@WORK POP" means a location used by @Work as an aggregation point for IP traffic within a particular region from and/or to Customers and the global Internet which contains the necessary POP Equipment to provide the @Work Services.

     1.3 "CONNECTIVITY" means the physical or logical circuit that provides connectivity from the Customer's or Partner's point of demarcation (internal site of the CPE) up to the @Work point of demarcation (the @Work aggregation router).

     1.4 "COST-PLUS BASIS" means @Work's actual cost in providing any product or service to Partner under this Agreement (e.g., the @Work Services), including without limitation a reasonable allocation of @Work's overhead associated with providing such product or service (e.g. local loop and CPE expenses), plus a return on such cost to be determined at the time the product or service is ordered.

     1.5 "CPE" means the Customer premises equipment necessary for utilizing the @Work Service(s), including without limitation routers, DSL modems, DSU/CSU's, cabling, and dial-up modems.

     1.6 "CUSTOMER" means an end user that purchases connectivity through Partner.

     1.7 "FEES" means the fees payable by Partner to @Work for each @Work Service, as set forth in EXHIBIT A, EXHIBIT B, and EXHIBIT C.


     1.8 "POP EQUIPMENT" means the related point of presence equipment for the @Work Services, including without limitation routers, switches, hubs, servers and equipment racks.

2.  OBLIGATIONS OF @WORK

     2.1 @WORK SERVICES.

     In exchange for payment of all applicable Fees by Partner, @Work will make the @Work Services identified in EXHIBIT B and EXHIBIT C available to Partner. @Work reserves the right in its sole discretion to make changes to the @Work Services consistent with changes it makes to such @Work Services sold by @Work and its other resellers, partners or agents, or as may be required by law and/or regulatory changes, to accommodate changes in market conditions and/or lack of available supply of such @Work Service components. @Work will adjust the fees charged to Partner accordingly and provide Partner with reasonable notice in the event of such change.

     2.2 CUSTOMER CARE AND TECHNICAL SUPPORT. If @Work performs any services not specified in EXHIBIT B or EXHIBIT C at Partner's request, including without limitation the development of materials or tools for @Work Services related to customer care or technical support, any such additional services shall be subject to a mutually agreeable schedule and, unless otherwise agreed upon by the parties, shall be provided on a Cost-Plus Basis. The Parties shall negotiate in good faith the terms of such schedule, including without limitation mutually agreeable terms related to each Party's intellectual property rights and royalty rights in such tools or materials.

     2.3 @WORK SUPPLY OPTION. Upon request by Partner, @Work will, to the extent it has the rights to, purchase and resell CPE and/or Connectivity to Partner for use with the @Work Services (and as set forth below, other purposes) on a Cost-Plus Basis. In the event @Work does not have the rights to purchase and resell any CPE and/or Connectivity to Partner when requested hereunder, @Work will use reasonable efforts to obtain such rights to the extent Partner requests such CPE and/or Connectivity for the @Work Services.

3.   OBLIGATIONS OF PARTNER

     3.1 CPE. Partner shall provide (either by purchase from @Work or other vendors) all CPE necessary for the @Work Services. Except as otherwise agreed by the parties in writing, only the CPE conforming to @Work specifications (to be provided by @Work in a separate document) may be used to provide the @Work Services.

     3.2 NON-EXCLUSIVE RESELLER. @Work hereby grants Partner the right to be a non-exclusive reseller of certain @Work Services, as described in EXHIBIT B and EXHIBIT C, to Customers, subject to the terms and conditions of this Agreement. Partner will have no right to sublicense or otherwise authorize any third party to exercise Partner's reseller rights granted hereunder.

     3.3. CONNECTIVITY. Partner shall obtain Connectivity from @Work, unless otherwise agreed in writing, for the @Work Services as described herein.

     3.4 RESTRICTIONS ON PARTNER SERVICE. Partner's access to the @Work network is subject to technical restrictions, and portions of the Partner's service may be subject to blocking if adversely affecting the @Work network as determined by @Work or its distribution affiliates (e.g. adversely affecting network traffic, security, customer care, client software, etc.). The parties shall then work together to resolve the problems or issues that adversely affect the @Work network until both parties mutually agree in good faith that such portions of the Partner's service will no longer have an adverse effect on the @Work network. In the event that @Work blocks Partner's service pursuant to this
Section 3.4, @Work will suspend all monthly charges related to the services that are being blocked.


4.   OBLIGATIONS OF THE PARTIES

     Except as the parties may otherwise agree, the respective operational obligations of @Work and Partner in providing the services and related functions to support the provision of the @Work Services are set forth in EXHIBIT B and EXHIBIT C hereto.

5.   INTELLECTUAL PROPERTY.

     As between Partner and @Work, and subject only to the rights and/or licenses expressly granted by @Work to Partner hereunder, @Work retains all right, title, and license to all intellectual property rights associated with the Connectivity and/or the @Work Service and any technology used to provide the Connectivity and/or the @Work Service (including without limitation, hardware, software, data, systems, and processes), including any intellectual property developed by or on behalf of @Work in the course of providing the Connectivity and/or the @Work Service.


 6.  CUSTOMER RELATIONSHIPS.

     6.1 CUSTOMER ACCOUNTS. With respect to Customer accounts and subject to applicable laws, Partner shall: (a) own the applicable Customer accounts and shall be entitled to enter into, modify and terminate contracts with such Customers for the provision of @Work Service(s), (b) be exclusively entitled to bill, collect and, subject to Section 7, retain all revenues from the provision of the @Work Services to such Customers, and (c) own all Customer data. Notwithstanding the foregoing, @Work shall have the right to aggregate and categorize such data for use in connection with (x) @Work's fulfillment of its obligations under this Agreement, (y) promotional efforts relating to @Work Services and, (z) subject to Partner's agreement, promotional efforts relating to other products and services of @Work and its suppliers, such agreement not to be unreasonably withheld.

     6.2 ACCEPTABLE USE POLICY.  If Partner or a Customer  violates the terms of
@Work's         acceptable         use        policy         (located         at
http://work.home.net/support/workaup.html), as revised from time to time by @Work, @Work may in its sole discretion suspend or terminate the @Work Services provided under this Agreement.

7.   PAYMENT.

     7.1 FEES. Partner agrees to pay the Fees for the @Work Services ordered by Partner as set forth in the attached EXHIBIT A, EXHIBIT B, and EXHIBIT C, as applicable. All Fees hereunder are stated, and shall be paid, in U.S. Dollars only.

     7.2 PAYMENT TERMS. All monthly access fee(s) ("MONTHLY ACCESS FEES") are due and payable monthly and will continue through the term of this Agreement. The Monthly Access Fee(s) are prepayments (except for the first month as described below) and will be billed, and are to be paid, in advance of the monthly period they cover. The first Monthly Access Fee payment(s) shall be billed and invoiced in arrears under terms as described in Sections 7.3 and 7.4 below and prorated based on the number of days in the month in which the Service is activated (i.e., the number of days remaining in the month beginning upon the Service Activation Date). Additionally, the non-recurring setup fees ("SETUP FEES") for each new Customer will also be billed and invoiced in arrears under terms as described in 7.3 below. Notwithstanding the foregoing, any changes in the @Work Service(s) as agreed in writing between the parties, may result in a change to the Monthly Access Fees and/or additional Setup Fees. In addition to the foregoing charges, Partner is obligated to pay any federal, state or other government taxes (other than taxes on @Work's income) imposed in connection with this Agreement.


     7.3 INVOICING. Except as may otherwise be agreed upon, all payments are due Net thirty (30) days from the date of @Work's invoice. @Work reserves the right to charge Partner interest on any late payments under this Agreement, such interest to be applied against the late payment amount at the lesser of (i) one and one-half percent (1 1/2%) per month, or (ii) the maximum amount allowed by law. Partner agrees to pay any such interest on late payment amounts within thirty (30) days of being invoiced by @Work.

     7.4 SERVICE ACTIVATION DATE. The "SERVICE ACTIVATION DATE" is used to trigger the Monthly Access Fee(s) and means the earlier of: (i) the date on which Internet access connectivity is first made available to the @Work specified demarcation point for a Customer; or (ii) five (5) business days after the earliest date on which Connectivity to be used for the @Work Service is first ready to be installed for a Customer by @Work and/or the circuit provider, which date will be provided to Customer by @Work or the circuit provider.


8.   SALES AND MARKETING.

     8.1 SALES. Partner shall coordinate and supervise the internal sales organizations of Partner for the @Work Services.

     8.2 CUSTOMER PRICING. Partner will determine the actual price charged for the @Work Services sold by Partner to all Customers.

9.   MARKET DEPLOYMENTS.

     Partner may sell @Work Services into any current deployed markets, which are set forth in the attached Exhibit D or future @Work deployed markets, as determined by @Work in its sole discretion, for the associated service. @Work will maintain control of all market deployments, however, @Work may modify deployment plans at its discretion based on Partner's sales forecasts.

10.  SUPPORT.

     Partner is solely responsible for communicating with Customers regarding Customer support issues as set forth in Exhibit B and Exhibit C. If, in @Work's reasonable discretion, the Partner is creating or escalating excessive Customer support tickets to @Work, or any of @Work's suppliers, that are (a) within the Partner's control or ability to resolve or (b) created or escalated to the wrong customer care organization, @Work shall advise Partner of such support issues and if they continue @Work may charge the Partner a per incident fee for each unique Customer care ticket generated at @Work's standard rates. These charges can be applied for @Work Customer care tickets as well as any of @Work's suppliers Customer care tickets. These incident fees will only be applied to the Customer care tickets created or escalated in error.

11. IP ADDRESS BLOCKS.

     @Work will assign IP address blocks on a per market basis to Partner for the "Total IP" Services (as described in Exhibit B) or on a per order basis for each @Work Service requested. Partner can request as many addresses as its business plan requires. Use of Partner's or others IP address blocks (if any) for use in conjunction with @Work Services may not be available or guaranteed. In accordance with InterNIC/ARIN guidelines and @Work addressing policies, Partner shall be responsible for maintaining justification for their Customer address allocations and notifying the InterNIC/ARIN of these allocations via Shared WhoIs Project (SWIP) or other approved mechanisms. These address blocks are non-portable and must be returned upon termination of this Agreement. @Work shall make every effort to allocate contiguous address space for these connections to maximize routing efficiency. However, @Work will not guarantee contiguous space will always be available. The @Work guidelines for address allocation shall also be bound by any InterNIC/ARIN guidelines which may be in place at the time of allocation.


12.  REPRESENTATIONS AND WARRANTIES.

     12.1 BY @WORK.

     @Work represents and warrants to Partner that:

     (a) it has full power and authority to enter into this Agreement;

     (b) Neither @Work nor its subcontractors warrant any connection to, transmission over, nor results of, any software, network connection, facilities or equipment not provided by @Work to Partner under this Agreement.

     (c) @WORK MAKES NO OTHER WARRANTIES OF ANY KIND, WHETHER EXPRESS, IMPLIED, STATUTORY, OR OTHERWISE, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT, CONTINUOUS OPERATION OF THE @WORK SERVICES, SECURITY OF THE INTERNET CONNECTIONS OR OPERATION OF THE PARTNER EQUIPMENT, OR ABILITY OF ANY BACKUP SERVICES TO RE-ESTABLISH OPERATION OF PARTNER EQUIPMENT. @WORK DOES NOT WARRANT THAT THE OPERATION OF THE @WORK SERVICES WILL BE UNINTERRUPTED OR ERROR-FREE.

     12.2 BY PARTNER.

     Partner represents and warrants to @Work that:

     (a) it has full power and authority to enter into this Agreement;

     (b) PARTNER MAKES NO OTHER WARRANTIES OF ANY KIND, WHETHER EXPRESS, IMPLIED, STATUTORY, OR OTHERWISE, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

13.  CONTRACTUAL LIABILITY.

     If @Work enters into any third party contractual agreements to supply services to Partner and/or its Customers, subject to Partner's prior approval which shall not be unreasonably withheld, Partner shall be liable for all term commitments and obligations of that contract regardless of whether Partner terminates all or a portion of its commitment to @Work under this Agreement.


14.  LIMITATION OF LIABILITY.

     EXCEPT FOR LIABILITY ARISING OUT OF OR RELATED TO BREACH OF SECTION 16 (CONFIDENTIAL INFORMATION) AND OR SECTION 15 (INDEMNIFICATION) HEREIN, NEITHER PARTY WILL BE LIABLE TO THE OTHER FOR ANY LOST PROFITS, OR COSTS OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES, OR FOR ANY INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES, INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOST DATA, SYSTEM DOWNTIME, SERVICE INTERUPTION, INABILITY TO ACCESS DATA OR SERVICES, HOWEVER CAUSED AND UNDER ANY THEORY OF LIABILITY, INCLUDING BUT NOT LIMITED TO CONTRACT, PRODUCTS LIABILITY, STRICT LIABILITY, AND NEGLIGENCE, AND WHETHER OR NOT IT WAS OR

SHOULD HAVE BEEN AWARE OF, OR WAS ADVISED OF, THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT WILL EITHER PARTY'S LIABILITY TO THE OTHER HEREUNDER EXCEED THE AMOUNT ACTUALLY PAID BY PARTNER TO @WORK HEREUNDER.

15. INDEMNIFICATION.

     Partner will indemnify, defend and hold @Work, its affiliates, officers, directors, employees, agents, successors and assigns harmless from and against any and all losses, liabilities, damages and costs and all related costs and expenses (including reasonable attorneys' fees) (collectively, "LOSSES") arising out of or relating to:

     (a) any claim alleging that any equipment, software or materials supplied or made available to @Work by Partner in connection with the Connectivity and/or the @Work Services or the Partner's services (collectively, the "PARTNER MATERIALS") infringe upon the intellectual property rights of any third party, except for any claim based upon: (i) the combination, operation, or use of any Partner Materials with equipment, devices, or software not supplied by Partner; or (ii) alteration or modification of any Partner Materials other than by Partner;

     (b) the breach by Partner of any material term of this Agreement; or

     (c) any claim relating to or arising out of (i) any content or software displayed, distributed or otherwise disseminated by Partner and/or its Customers (including without limitation any third party content customers of Partner) in any way connected to or through the Connectivity, @Work Service or Partner service, and/or (ii) any malicious act or act in violation of any laws committed by Partner using the Connectivity, @Work Service or Partner service, including without limitation any malicious or unlawful act affecting any computer, network equipment or Internet service; or

     (d) any claim arising out of the malfunction of any @Work equipment or the @Work network caused by Partner equipment or Partner personnel.

     @Work will notify Partner promptly in writing of the claim, provide reasonable assistance in connection with the defense and/or settlement thereof, and permit Partner to control the defense and/or settlement thereof.

     @Work will indemnify, defend and hold Partner, its affiliates, officers, directors, employees, agents, successors and assigns harmless from and against any and all losses, liabilities, damages and costs and all related costs and expenses (including reasonable attorneys' fees) (collectively, "LOSSES") arising out of or relating to:

     (a) any claim alleging that any equipment, software or materials supplied or made available to Partner, by @Work in connection with the Connectivity and/or the @Work Services or the Partner's services (collectively, the "@WORK MATERIALS") infringe upon the intellectual property rights of any third party, except for any claim based upon: (i) the combination, operation, or use of any Partner Materials with equipment, devices, or software not supplied by Partner; or (ii) alteration or modification of any Partner Materials other than by Partner;

     (b) the breach by @Work of any material term of this Agreement; or

     (c) any claim relating to or arising out of any malicious act or act in violation of any laws committed by @Work using the Connectivity, @Work Service or Partner service, including without limitation any malicious or unlawful act affecting any computer, network equipment or Internet service.

     Partner will notify @Work promptly in writing of the claim, provide reasonable assistance in connection with the defense and/or settlement thereof, and permit Partner to control the defense and/or settlement thereof.

16. CONFIDENTIAL INFORMATION

     16.1 "CONFIDENTIAL INFORMATION" means information that relates to the purposes stated in Section 16.2 below or that is nevertheless disclosed as a result of the Parties' discussions in that regard, and that should reasonably have been understood by the party receiving such information ("RECIPIENT"), because of legends or other markings, the circumstances of disclosure or the nature of the information itself, to be proprietary and confidential to the party disclosing such information ("OWNER"), to an Affiliate of the Owner or to a third party. Confidential Information may be disclosed in written or other tangible form (including on magnetic media) or by oral, visual or other means. Without limiting the foregoing, Confidential Information shall include all Customer Proprietary Network Information (excluding aggregate customer information that does not identify Partner or its Customers) as that term is defined in Section 222 of the Telecommunications Act of 1996, 47 U.S.C. ss. 222. The term "AFFILIATE" means any person or entity directly or indirectly controlling, controlled by, or under common control with a Party, where "control" means ownership of more than fifty percent (50%) of the outstanding voting shares of a Party.

     16.2 A Recipient of Confidential Information may use the Confidential Information only for the purpose performing its obligations or exercising its rights under this Agreement. During the term of this Agreement and for a period of two (2) years thereafter, Recipient shall protect such Confidential Information from disclosure to others, using the same degree of care used to protect its own confidential or proprietary information of like importance, but in any case using no less than a reasonable degree of care. Recipient may disclose Confidential Information received hereunder to (i) its Affiliates who agree, in advance, in writing, to be bound by this Agreement, and (ii) to its employees and independent contractors, and its Affiliates' employees and independent contractors, who have a need to know, for the purpose of this Agreement, and who are bound to protect the received Confidential Information from unauthorized use and disclosure under the terms of a written agreement. Confidential Information shall not otherwise be disclosed to any third party without the prior written consent of the Owner.

     16.3 The restrictions of this Agreement on use and disclosure of Confidential Information shall not apply to information that: (a) was publicly known at the time of Owner's communication thereof to Recipient; (b) becomes publicly known through no fault of Recipient subsequent to the time of Owner's communication thereof to Recipient; (c) was in Recipient's possession free of any obligation of confidence at the time of Owner's communication thereof to Recipient; (d) is developed by Recipient independently of and without reference to any of Owner's Confidential Information or other information that Owner disclosed in confidence to any third party; (e) is rightfully obtained by Recipient from third parties authorized to make such disclosure without restriction; or (f) is identified by Owner as no longer proprietary or confidential.

     16.4 In the event Recipient is required by law, regulation or court order to disclose any of Owner's Confidential Information, Recipient will promptly notify Owner in writing prior to making any such disclosure in order to facilitate Owner seeking a protective order or other appropriate remedy from the proper authority. Recipient agrees to cooperate with Owner in seeking such order or other remedy. Recipient further agrees that if Owner is not successful in precluding the requesting legal body from requiring the disclosure of the Confidential Information, it will furnish only that portion of the Confidential Information which is legally required and will exercise all reasonable efforts to obtain reliable assurances that confidential treatment will be accorded the Confidential Information.


17. TERM AND TERMINATION.

     17.1 TERM. This Agreement will remain in effect for forty eight (48) months from the Effective Date unless terminated earlier as set forth hereunder, and will automatically renew at the end of such forty eight (48) month period for additional twelve (12) month periods unless either party notifies the other of its intention to terminate at least One Hundred and Twenty (120) days before the end of the original forty eight (48) months or any such subsequent twelve (12) month period.

     17.2 TERMINATION. This Agreement may be terminated at any time by the non-breaching party in the event of a material breach of this Agreement by the other party, if such breach is not cured in all material respects within sixty
(60) days after written notice thereof.

     17.3 EFFECT OF TERMINATION. If Partner terminates this Agreement with respect to any @Work Services for any reason, including bankruptcy, liquidation or exiting the business, @Work will have first right of refusal to purchase all active @Work Service(s) Customers from Partner. Both parties agree to negotiate a fair price for these accounts using documented comparable transactions to the extent possible. Partner's payment obligations for all Fees for any @Work Services ordered by Partner as set forth hereunder during the term of this Agreement and any Customer Equipment purchased from @Work shall survive any termination or expiration of this Agreement. In the event of early termination of this Agreement by Partner (other than as a result of (a) a material breach of this Agreement by @Work or (b) the acquisition of Partner by a competitor in @Work's core businesses), Partner will pay @Work a lump sum ("TERMINATION CHARGE") equal to six months (or such lesser number of months as may then be remaining in the term of this Agreement) of the current invoiced Monthly Access Fees in addition to any committed Connectivity terms on any @Work Services past the termination date, on the date of termination. Except as the parties may otherwise agree (including but not limited to agreement on reasonable compensation to @Work for support and any requested assistance during the wind down period described below), upon the expiration or any termination of this Agreement, @Work's obligations to provide the @Work Services and resell Customer Equipment and Connectivity hereunder and Partner's obligations hereunder shall terminate. Upon the expiration or any termination of this Agreement, the parties will provide transition support to each other for up to one hundred and eighty
(180) days after termination based on payment of reasonable compensation in advance for such support and the Partner and or the individual Customers are in good standing.

     17.4 SURVIVAL. The rights and obligations contained in Sections 5 (INTELLECTUAL PROPERTY); 16 (CONFIDENTIAL Information); 14 (LIMITATION OF LIABILITY); 15 (INDEMNIFICATION); 17.4 (SURVIVAL); and 18 (MISCELLANEOUS) shall survive any termination or expiration of this Agreement. In addition, Partner's obligations to pay @Work for @Work Service provided by @Work will survive any termination or expiration of this Agreement.


18. MISCELLANEOUS

     18.1 NOTICES.

     All notices permitted or required under this Agreement must be in writing and shall be delivered as follows with notice deemed given as indicated (i) by personal delivery when delivered personally, (ii) by overnight courier upon written verification of receipt, (iii) by telecopy or facsimile transmission when confirmed by telecopier or facsimile transmission, or (iv) by certified or registered mail, return receipt requested, five days after deposit in the mail. All notices must be sent to the addresses first described above or to such other address that the Receiving Party may have provided for the purpose of notice in accordance with this Section 18.1. Notices to EVCI shall be addressed to Dr. John McGrath, President with a copy to Corporate Counsel.

     18.2 FORCE MAJEURE.

     Neither party will be liable hereunder by reason of any failure or delay in the performance of its obligations hereunder (except for the payment of money) on account of strikes, shortages, riots, insurrection, fires, flood, storm, explosions, acts of God, war, governmental action, labor conditions, earthquakes, or any other cause which is beyond the reasonable control of such party.

     18.3 GOVERNING LAW AND VENUE.

     This Agreement and any disputes arising under, in connection with, or relating to this Agreement will be governed by the laws of the State of California, excluding its conflicts of law rules. Any proceeding brought by one party against the other will take place in, and the parties hereby submit to the jurisdiction of, the state and federal courts located in San Mateo County, California. The prevailing party in any such dispute will be entitled to recover reasonable costs of suit (including the reasonable fees of attorneys and other professionals).

     18.4 RELATIONSHIP OF PARTIES.

     Neither this Agreement nor the parties' business relationship established hereunder will be construed as a partnership, joint venture or agency relationship or as granting a franchise. Neither party will attempt to, or will have the right to, legally obligate the other party.

     18.5 SUBCONTRACTORS.

     @Work may provide all or part of the Connectivity and/or @Work Services through its affiliates, agents or subcontractors.

     18.6 WAIVER AND MODIFICATION.

     The failure of either party to require performance by the other party of any provision hereof shall not affect the full right to require such performance at any time thereafter; nor shall the waiver by either party of a breach of any provision hereof be taken or held to be a waiver of the provision itself. This Agreement may be modified only by a writing signed by authorized representatives of both @Work and Partner.

     18.7 SEVERABILITY.

     In the event that any provision of this Agreement shall be unenforceable or invalid under any applicable law or be so held by applicable court decision, such unenforceability or invalidity shall not render this Agreement unenforceable or invalid as a whole, and, in such event, such provision shall be changed and interpreted so as to best accomplish the objectives of such provisions within the limits of applicable law or applicable court decisions.

     18.8 HEADINGS.

     The paragraph headings appearing in this Agreement are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or extent of such paragraph or in any way affect such paragraph.

     18.9 ASSIGNMENT.

     This Agreement shall be binding and inure to the benefit of the parties hereto and their respective successors and assigns. Partner shall not assign any of its rights nor delegate any of its obligations under this Agreement without the express written consent of @Work.

     18.10 ENTIRE AGREEMENT.

     This Agreement, including the Exhibits attached hereto, which are incorporated herein by reference, is the entire agreement between the parties regarding its subject matter. It supersedes and its terms govern, all prior proposals, agreements, or other communications between the parties, oral or written, regarding such subject matter.

     18.11 NON-EXCLUSIVE.

     @Work and Partner each acknowledge and agree that, except as may be expressly agreed in writing between the parties, the rights granted to each other in this Agreement are granted on a non-exclusive basis, and that nothing in this Agreement prevents either party from entering into similar agreements with third parties at any time at the sole discretion of each party.

IN WITNESS WHEREOF, this Agreement has been executed below by duly authorized officers of the parties as of the date first written above.

AT HOME CORPORATION                       EDUCATIONAL VIDEO CONFERENCES, INC.


By: /s/ Lawrence J. Link                  By: /s/ Dr. Arol I. Buntzman
    ---------------------------------         ----------------------------------
    Name: Lawrence J. Link                        Name: Dr. Arol I. Buntzman
    Title: VP Sales                               Title: CEO Chairman

                                    EXHIBIT A

                             MSA REVENUE COMMITMENT

1.  FEES.

Partner commits to a total of $200,001 of Monthly Contribution Revenue ("MCR") for @Work by 12-31-, 2001 ("COMMITMENT DATE"). The MCR is comprised the Monthly DSL Fees, the Monthly T-1 Port Fees, Monthly DS-3 Port Fees, and Monthly Fast Ethernet Fees (described in EXHIBIT B and EXHIBIT C) and billed by @Work to Partner. In conjunction with this Commitment, Partner will receive the @Work Tier 4 discount off of the MCR (as described in EXHIBIT B and EXHIBIT C). Discounts do not apply to any third party charges or Set-up Fees invoiced as a separate line item (e.g. equipment, T-1 & DS-3 local loops, DSL Provider fees, Installation, Training, etc).

DISCOUNT TIERS

         Tier 1   $  1       $ 50,000
         Tier 2   $ 50,001   $100,000
         Tier 3   $100,001   $200,000
         Tier 4   $200,001   $300,000
         Tier 5   $300,001   $400,000
         Tier 6   $400,001      +


2.  COMMITMENT FEE.

Within 15 business days after the Commitment date, @Work will determine how the MCR for the month of the Commitment date ("ACTUAL DISCOUNT TIER") compares to the commitment revenue tier ("COMMITMENT REVENUE TIER"). If the Actual Discount Tier is below the Commitment Revenue Tier that the Partner has been enjoying, then @Work will assess a one-time reconciliation fee ("RECONCILIATION Fee"). This Reconciliation Fee will be based on the sum of all MCR billed by @Work through the Commitment date and it will equal the difference between the Commitment Revenue Tier and the Actual Discount Tier applied on a product by product basis. If at any time, the Actual Discount Tier for a month exceeds the Commitment Revenue Tier that the Partner has been enjoying, then the Commitment Revenue Tier shall be deemed achieved and @Work will increase the Commitment Revenue Tier and discount accordingly.

Example: The Partner signs a contract with @Work on 1/1/2000 and signs up for a Commitment of $500,000 MCR by 12/31/2000. The Partner reaches a run rate of $240,000 MCR as invoiced on 12/31/2000. During this Commitment period (1/1/2000 - 12/31/2000), @Work bills the Partner a total of $1,000,000 of MCR ($850,000 in Total IP DSL fees and $150,000 in DS-3 Dedicated Access fees). Therefore, the ACTUAL DISCOUNT TIER for Partner is 39% (DSL) and 10% (DS-3). The delta between COMMITMENT REVENUE TIER and ACTUAL DISCOUNT TIER is 6% (45%-39%) for Total IP DSL and 6% (19%-13%) for DS-3's Dedicated Access. So the Reconciliation Fee would then be calculated as:

           $850,000 x .06 = $51,000
           $150,000 x .06 = $ 9,000
                   Total  = $60,000

                                    EXHIBIT B

                               "TOTAL IP" SERVICES

@Work is offering Partner the ability to resell any @Work "Total IP" Service. As each "Total IP" Service is created, Partner, under mutual agreement with @Work, may create an addendum to this Exhibit (B-2, B-3 etc.) to cover the new service.

B- 1 "TOTAL IP DSL"

"TOTAL IP DSL" is an @Work Service that includes Connectivity and access to the global Internet and allows Partner to purchase and resell a business class xDSL solution to Customers. @Work has entered into a contractual relationship with a leading DSL provider (the "DSL PROVIDER") to manage the purchase, delivery, installation, configuration and maintenance of certain DSL services.

1.  PRICING

All fees defined in this section are to be billed directly from @Work to Partner. @Work will bill Partner for any Set-up Fees (CPE, Installations, Inside Wiring etc.) provided through DSL Provider.


                 MONTHLY DSL FEES
           144/160/Kbps            *
           200 Kbps                *
           416 Kbps                *
           784 Kbps                *
           1.04 Mbps               *
           1.54 Mbps               *

            DSL SETUP FEES
    Installation                   *


                       TOTAL IP DSL
                     DISCOUNT LEVELS
    Tier 1                *
    Tier 2                *
    Tier 3                *
    Tier 4                *
    Tier 5                *
    Tier 6                *


                   TOTAL IP TRAINING FEES
    Ordering process                            *
    Sales primer                                *
    Troubleshooting & escalation procedures     *
    IP allocation                               *
    * T & E - Travel and Expense fees.

2.  TERM.

The initial term for each Customer DSL order shall be a minimum of one (1) year and shall commence on the date the circuit is installed and first available for use. In the event of early

*Confidential portions
termination of any order by Partner, Partner will pay a lump sum ("TERMINATION CHARGE") equal to one hundred percent (100%) of the Fees for each order terminated multiplied by the number of months remaining in the initial term of the order.

3.  CPE POLICIES AND PROCEDURES.

Partner shall purchase existing Total IP DSL services bundled with CPE as set forth herein. @Work will serve as a reseller of CPE to Partner, which will serve as the reseller to Customers and shall be responsible for all applicable taxes, other than taxes based on the net income of @Work. The DSL Provider will manage the purchase, delivery, installation, configuration and maintenance of the CPE pursuant to its standard CPE distribution procedures set forth herein. Upon installation of the CPE by DSL Provider, the Partner, or the Customer, as applicable, will retain title to the CPE. The terms of warranty and replacement program for CPE is as set forth below in Section 5.4. @Work will use commercially reasonable efforts to ensure competitive CPE pricing from the DSL Provider.

4.  CPE PRICING.

Selection of the CPE shall be the decision of Partner, based on the list of approved and compatible xDSL equipment set forth below. The CPE list may be updated by @Work or DSL Provider from time to time. @Work will invoice Partner at the price(s) set forth below; however, @Work may, at its discretion, adjust Partner's CPE price if @Work's cost for such CPE from DSL Provider increases or decreases. The table below sets forth the current list of DSL Provider-approved CPE and prices as of the date hereof. @Work may change the equipment in this list from time to time.

                                  AVAILABLE SPEEDS                              PRICE*
CPE
Netopia R7100 (SDSL)              160, 200, 416, 784, 1040 AND T1 SPEED         *

Netopia D7100 (SDSL)              160, 200, 416, 784, 1040 AND T1 SPEED         *

Netopia R3100 (IDSL)              144                                           *

NetopiaM7100 (SDSL bridge)        160, 200, 416, 784, 1040 AND T1 SPEED         *

FlowPoint 2200 (SDSL)             160, 200, 416, 784, 1040 AND T1 SPEED         *

FlowPoint 2200B (SDSL Bridge)     160, 200, 416, 784, 1040 AND T1 SPEED         *

FlowPoint 144 (IDSL)              144                                           *

3Com 840 (SDSL)                   160, 200, 416, 784, 1040 AND T1 SPEED         *

3Com SDSL Bridge                  160, 200, 416, 784, 1040 AND T1 SPEED         *

3Com IDSL Bridge                  144                                           *

Xspeed 320 SDSL Bridge            160, 200, 416, 784, 1040 AND T1 SPEED         *

*Price includes shipping, configuration of encapsulation gateway IP address and associated subnet masks (if applicable).

5.  CPE ORDER AND DISTRIBUTION.

5.1 ORDER AND CANCELLATION. The Partner orders Total IP DSL through @Work's existing approved methods (extranet or electronic bonding), including a specified CPE type "bundled" together with that service. The terms and conditions of sale set forth in this addendum apply to

*Confidential portions
each order accepted or shipped by @Work and supersede the terms of Partner's purchase order or other business forms and @Work's order acknowledgment or other order confirmation documentation. Customer will only resell CPE as bundled with Total IP DSL service or as replacement of existing CPE. Partner may cancel an order up to ten (10) business days prior to scheduled installation of the xDSL line by the ILEC without penalty upon written notice to @Work. If cancellation of the CPE order is less than ten (10) business days prior to the scheduled installation of the xDSL line by the ILEC, @Work may charge Partner a $25 administrative fee and any applicable shipping charges. If the CPE is not received back within seven (7) business days, the unit will be billed to the Partner at the standard rates. If the type of CPE is changed by Partner after CPE has been shipped, Partner will be charged a $50 fee that includes shipping charges. The foregoing CPE change fee will not apply when the CPE is changed due to DSL service availability issues or any other situation in which DSL Provider requires the change in equipment in order to provision DSL service, including but not limited to where IDSL is the only DSL service that may be provisioned.

5.2 INSTALLATION AND PING PROCESS.

At the time of Partner's order to @Work, the Partner will provide @Work with the Customer WAN IP address and subnet mask as well as the gateway IP address and subnet mask. DSL Provider will use best efforts to PING (Packet Internet Groper) the gateway router or server from the WAN interface on the Customer's CPE during installation. If gateway device is not configured, or the IP information is not provided, DSL Provider will perform a speed test through DSL Provider's DSLAM and then complete the installation. If DSL Provider cannot complete either test successfully, DSL Provider will use commercially reasonable efforts to notify Partner immediately and resolve the issue while onsite. "Successful Installation" (contingent on Partner using and providing to @Work the correct public IP addresses) is defined as the point at which DSL Provider has successfully completed a PING test from the WAN interface on the Customer's CPE to the gateway router or server.

5.3 DISTRIBUTION.

DSL Provider will be responsible for all warehousing and distribution of bundled CPE for Customer. The CPE will be shipped to the Customer once DSL Provider has tested the xDSL circuit outside the Customer premises. DSL Provider will ship the CPE from its hub distribution facility using next day delivery, and the scheduled receipt of the CPE will occur prior to the completion of inside wiring services. Shipping fees are included in the CPE price.

5.4 CPE WARRANTY AND REPLACEMENT PROGRAM.

DSL Provider will replace defective CPE within three (3) business days for the period of one (1) year after the date of Installation as defined in Section 7.4 of the Agreement. There will be no charge to the Partner or Customer for this coverage. After the one (1) year period has ended, replacement of defective CPE will be under standard pricing terms as defined above. This coverage will only apply to bundled CPE that have been deemed to have defects by the Partner and DSL Provider's TACs (technical assistance centers). Customers who are experiencing problems with their CPE, post-install will contact the Partner for first level technical support. The Partner will check IP configuration and data encapsulation. The Partner will conference in the DSL Provider TAC, if needed, to check the DSL loop and perform more advanced troubleshooting. If the CPE is determined to be defective and within one (1) year of the time of Installation, the DSL Provider TAC will send a request to send out a replacement unit. DSL Provider will request a replacement CPE configured with the IP information, verifying with the Partner that it has not changed from the original Service order, and ship to the Customer via two (2) day air. The replacement CPE will arrive accompanied with instructions and materials for the return of the defective CPE. If the defective CPE is not received back within seven (7) business days, the replacement unit will be billed to the Partner.

6.  CPE CONFIGURATION.

DSL Provider will provide the following preconfiguration for all CPE: Customer WAN, gateway and associated subnet masks. All preconfiguration will be completed at the DSL Provider distribution facility. There are no additional charges for the above CPE configuration activities. If DSL Provider incorrectly configured or shipped the wrong CPE, then DSL Provider will use commercially reasonable efforts to resolve the issue while onsite if possible and at the earliest possible date if not possible.

7.  CPE SUPPORT.

Upon completion of a Successful Installation and the inside wire installation as set forth herein, the Partner and Customer will be responsible for LAN support. DSL Provider will monitor xDSL connectivity and assist the Partner in determining whether any connectivity problem is caused by the CPE. If the problem is associated with the CPE and it is within the manufacture's warranty then DSL Provider will replace the CPE as defined in the CPE Warranty above. If the CPE is not under warranty then the Partner and/or Customer will have the right to have @Work or DSL Provider ship a replacement CPE under the standard pricing terms defined above or work with the CPE vendor directly to determine whether the CPE can be repaired. If dispatch of a DSL Provider technician or emergency CPE replacement is required to replace or service the CPE, @Work will bill the Partner for the dispatch and/or shipping costs, except in the case of damages caused while CPE is in DSL Provider's possession, during shipment, or during installation, in which case DSL Provider shall be responsible for related repair, replacement, dispatch and/or shipping costs. Except as set forth in the previous sentence, if dispatch of a DSL Provider technician is required for any reason, Partner will be responsible for all charges associated therewith, unless it is determined that the dispatch was caused by the DSL Provider's negligence, in which case DSL Provider will be responsible for all such charges.

8.  RESELLER REQUIREMENTS.

Partner will provide @Work with a reseller certificate for each state in which Partner intends to resell @Work-provided CPE. If a reseller certificate is not provided to @Work, all applicable state, county and federal taxes will be included on Partner's invoice. Reseller certificates can be faxed or sent via courier to AT HOME CORPORATION, 450 BROADWAY STREET, REDWOOD CITY, CA 94063,
ATTN: LEGAL DEPARTMENT.

9.  PRICING FOR INSTALLATION AND OTHER NON-RECURRING SERVICES.

Installation of the Total IP DSL service requires DSL Provider to extend the copper pair from the Incumbent Local Exchange Carrier (ILEC) demarcation point to the Customer's required location (referred to herein as "INSIDE WIRING" or "IW"). The list set forth below may be updated by @Work or @Work's DSL Provider from time to time. @Work will invoice Partner at the price(s) set forth below; however, @Work may, at its discretion, adjust Partner's price if @Work's cost for such service from DSL Provider increases or decreases. The table below sets forth the current list services as of the date hereof. @Work may change the defined services in this list from time to time.


Standard Installation                                                                                   *
Nonstandard installation (materials extra)                                                              *
Reschedule visit due to lack of access                                                                  *
Standard inside move                                                                                    *
Nonstandard inside move (materials extra)                                                               *
Outside move                                                                                            *
Cancellation of order - within phone company cancellation period                                        *

* Confidential portions

                                       15

Cancellation of order - outside of phone company cancellation period                                    *
Site survey (on request)                                                                                *
Speed change (only for down-grade in speed)                                                             *
Inside wiring repair  (materials extra)                                                                 *
Facilities management riser connection                                                                  *
-------------------------------------------------------------------------------------------------------------
ss. Price is for jobs started and completed  between 8AM and 6PM on weekdays.  A
* surcharge  applies for  evenings and  Saturdays,  and a * surcharge  for
Sundays and holidays.


EXPLANATION OF NON-RECURRING CHARGES

Standard installation    Identification of copper loop at the "MPOE" (minimum or
                         main point of entry); cross connection through existing
                         riser cable to satellite terminal serving the end-user;
                         wiring  from  the  riser  cable to  Customer  specified
                         location; termination on an RJ-45 or equivalent outlet.
                         Placement   of  the  "DSLAD"   (DSL   Access   Device),
                         connection to an existing 110v AC outlet and connection of the DSLAD to the RJ outlet using a provided cord.
                         Continuity test from the DSLAD through the RJ jack and an end-to-end test with DSL Provider's control center.
                         Materials included: RJ outlet, cord, and up to 50 feet of Cat 5 four pair PVC wire.

Nonstandard              Any installation requiring work beyond that included in
installation             the standard installation or requiring multiple visits.

Reschedule visit         Applies  if DSL  Provider's  personnel  are not able to
due to lack of           perform an installation,  move, or repair due to access
access                   not  being   provided  by  the   Customer   during  the
                         agreed-upon period. This charge does not apply if a request to reschedule is received at least 24 hours in advance of an appointment scheduled during business hours, or 48 hours in advance of an appointment scheduled for evenings, weekends, or holidays.

Standard inside move     Moving  existing  service  within an area served by the
                         same phone company MPOE. This is limited to the services provided in a standard installation, including installing any necessary inside wiring and reinstalling of the DSLAD.

Nonstandard inside       Any movement of existing  service within an area served
move                     by the same  phone  company  MPOE  that  requires  work
                         beyond that included in the standard inside move or requiring multiple visits.

Outside move             Moving  existing  service  to  an  area  serviced  by a
                         DIFFERENT main point of entry; this includes installing any necessary inside wiring and reinstalling the DSLAD.
                         This charge includes downgrading speed if technically necessary.

Cancellation of order -  An order is cancelled at least 10 (ten)  business  days
within phone company     before the ILEC FOC (firm  order  commitment)  date for
cancellation period      provisioning the end-user loop.

Cancellation of order - An order is cancelled less than 10 (ten) business days outside phone company before the ILEC FOC (firm order commitment) date for cancellation period provisioning the end-user loop. This charge does not apply if  installation  has been

*Confidential portions
                         completed and paid for  by Partner.

Site survey              Identification  of  availability,  type and  length  of
                         loops at end-user  premises,  and  estimation of costs.
                         Performed upon request only.

Speed decrease           The  speed  of  service  is  decreased  at   Customer's
                         request.

Inside wiring repair     The inside  wiring has been damaged and DSL Provider is
                         asked to perform repairs. This includes, but is not limited to, damage caused by negligence, fire, flood and natural disasters."

10. OPERATIONAL OBLIGATIONS TO IMPLEMENT TOTAL IP DSL FOR PARTNER.

The list set forth below may be updated by @Work or @Work's DSL Provider from time to time.


                  IMPLEMENTATION

PARTNER MARKET BY MARKET FORECAST - Partner will provide to @Work a detailed market by market forecast of planned market rollouts which will include all IP address allocation requirements for each of those markets. Partner must comply with all ARIN guidelines for address allocation and perform all administrative tasks associated with these blocks. This forecast will trigger all other implementation activities.

DSL PROVIDER      DSL PROVIDER  ORDER  SYSTEM - DSL  Provider  will setup within their  backoffice  system a "child  account"  within the @Work
                  Master Account for every market that Partner has forecasted to sell into. This will include any username/passwords necessary for Partner to access these accounts. NOTE: ACTIVATION OF
                  THESE "CHILD  ACCOUNTS"  ARE A  PREREQUISITE  FOR TRACKING ANY
                  ORDERS.

@WORK IP ADDRESS ALLOCATION - @Work will provide Partner the associated IP address blocks requested as long as they are in accordance with ARIN guidelines.

DSL PROVIDER      PREQUALIFICATION  TOOL.  DSL Provider will make  available the
                  Prequalification tool to Partner via @Work or directly.



@WORK TRAINING- @Work will provide all "Total IP DSL" related training with Partner. Unless otherwise agreed in writing by @Work, required Partner training will include:

                  o  Ordering process through the @Work's order system

                  o  Sales primer on DSL technology

                  o  Basic troubleshooting and escalation procedures

                  o  IP allocation

PARTNER           END-USER   PRODUCT   DEVELOPMENT  -  Partner  will  have  sole
                  responsibility for defining and developing the associated Customer product that they sell.

DSL PROVIDER      DSL CPE- THE DSL CPE must be fulfilled  through DSL Provider's existing bundling program.

PARTNER OTHER CPE - Any additional CPE is the sole responsibility of Partner.

DSL PROVIDER      INSIDE  WIRING - IW must be  completed  by DSL  Provider's  IW program.

PARTNER PRICING - Customer pricing will be at the discretion of Partner.

11. OPERATIONAL OBLIGATIONS TO ACQUIRE A "TOTAL IP" DSL CUSTOMER

The list set forth below may be updated by @Work or @Work's DSL Provider from time to time.


                  SALES AND SALES SUPPORT

PARTNER MARKETING - Responsible for lead generation and local market awareness including promotion and advertising campaigns to acquire Customers.

PARTNER           PROSPECTING   -  Hire,   train  and   develop   direct   sales
                  organization. Sales will qualify the leads, propose products, and close the Customer.

PARTNER LOCAL LOOP PREQUALIFICATION. Partner will perform all serviceability checks for potential Customers. A Local Loop check determines whether a particular Customer is serviceable by the DSL Provider.

PARTNER END-USER CONTRACT. Develop Customer contracts and purchase orders that conform to the features and functions outlined in the applicable Total IP DSL Exhibit.

PARTNER END-USER IP ADDRESS ALLOCATION. Partner will review Customer IP requirements against ARIN guidelines and allocate addresses accordingly. Partner must also perform all administrative tasks associated with these allocations.

PARTNER PLACE ORDER WITH @WORK - Partner will enter each Customer account directly into @Works order system.

@WORK             AGGREGATION    ROUTER/PVC    CONFIGURATION.    Configure   the
                  aggregation device to route IP packets to and from the Customer location.

PARTNER CUSTOMER INSTALLATION UPDATES. Communicate with DSL Provider for updates on circuit installations via the DSL Provider Partner Resource Center or other approved methods.

DSL PROVIDER      INSTALL CIRCUIT TO MPOE. DSL Provider will coordinate with the
                  ILEC to provision the copper loop and physically install it to the Customer's MPOE.

DSL PROVIDER      CPE SHIPPED - DSL Provider  will ship the requested CPE to the
                  Customer.

PARTNER OTHER CPE SHIPPED - If necessary, Partner will ship any additional CPE, such as routers, to the Customer.

PARTNER SETUP ISP SERVICES - Partner is responsible for configuring all Customer specific ISP services, such as DNS, Domain Registration/Modifications, SMTP, POP3, and NNTP.

DSL PROVIDER      INSIDE  WIRING.  Coordinate  with  Customer to ensure that the circuit is extended from the MPOE to the requested location on the Customer premise.

DSL PROVIDER      LOCAL LOOP TROUBLESHOOTING. Tests the health of the circuit.

DSL PROVIDER      CUSTOMER  ACTIVATION  - DSL  Provider  will  notify  @Work and
                  Partner when a Customer circuit is live and billable.


                  ON-GOING SUPPORT AND MAINTENANCE

PARTNER TIER 1 CUSTOMER SERVICE. Provide Tier 1 Customer Service for Customers. Typical activities include: answering basic Customer inquiries; call screening; billing issues; initial trouble isolation and ticketing; move, add or change order activity and other non-technical inquiries. Includes the responsibility to hire, train, and support adequate Customer Service personnel to meet customer support objectives. Ensure Customers requiring technical support are forwarded to Tier 2 Technical Support after performing appropriate triage.

PARTNER TIER 2 TECHNICAL SUPPORT. Provide Tier 2 Technical Support on a 7X24 basis for Customers transferred from Tier 1 Customer
                  Service. Tier 2 Technical Support provides a more network centric level of technical support for Customer Connectivity including troubleshooting, DSL Provider local loop troubleshooting, CPE, DNS, and routing support. Includes the responsibility for hiring, training, and supporting adequate Technical Support personnel. Ensure Customers requiring NOC support be forwarded to the appropriate Tier 3 Support organization after performing appropriate triage. Provide standard technical support metrics and reports to ensure Tier 2 Technical Support is operating within defined parameters.

@WORK             TIER  3  NETWORK  SUPPORT.  Provide  Tier  3  Network  Support
                  available on a 7x24 basis. Typical activities include network-wide or regional backbone problems and aggregation router support. Tier 3 is exclusively an infrastructure organization that supports Partner's Tier 2 group. Tier 3 does not have any direct contact with the Customer.

DSL PROVIDER      TIER 3 DSL  LOOP  SUPPORT.  Provide  Tier 3 DSL  loop  support available on a 7x24 basis.  Typical  activities include market network  problems  (i.e.  ATM network),  local loop and inside
                  wiring  issues.   Tier  3  is  exclusively  an  infrastructure
                  organization that supports Partner's Tier 2 group. Tier 3 does not have any direct contact with the Customer.

PARTNER FORECASTS. Provide @Work quarterly good faith non-binding forecasts indicating the number of potential Customers by product, by market, as well as to provide @Work with adequate information to manage the implementation, support, and operational loads.

@WORK PARTNER BILLING - On a monthly basis, @Work will bill each Partner directly for all @Work fees as well as all DSL Provider fees.


                  MISCELLANEOUS

@WORK BACKBONE NETWORK INFRASTRUCTURE. Provide the network infrastructure to provide Internet backbone access for the @Work Total IP DSL product that require access to the global Internet via Network Access Points and other peering points.

@WORK @WORK AGGREGATION ROUTERS. Provision and place aggregation routers conforming to product definitions.

@WORK             MARKET COVERAGE. PROVIDE PLANS FOR NEW TOTAL IP DSL MARKETS.

@WORK             CAPACITY  PLANNING.   Provide  ongoing  capacity  planning  of
                  Backbone Network Infrastructure to ensure adequate systems, hardware, and bandwidth.

                                    EXHIBIT C

                            DEDICATED ACCESS SERVICES


@Work may offer Partner the ability to utilize other @Work Dedicated Access Services. If new Dedicated Access Services are required, Partner, under mutual agreement with @Work, can create an addendum to this Exhibit (C-2, C-3 etc) to cover the new service.

C- 1  T-1 DEDICATED ACCESS SERVICES

T-1 DEDICATED ACCESS SERVICES includes a T-1 Connectivity loop, @Work Service Equipment and a T-1 port in the POP Equipment for traffic to the global Internet. @Work through deployment of several @Work POPs and contracting with different Connectivity providers are able to provide the Partner a total T-1 solution to purchase and resell to customers.

1.    T-1 DEDICATED ACCESS PRICING

      Monthly T-1 Port Fee
      T-1 (1.544 Mbps)       *

      T-1 Setup Fee
      Installation           *


                      T-1 DEDICATED ACCESS
                        DISCOUNT LEVELS

      Tier 1                 *
      Tier 2                 *
      Tier 3                 *
      Tier 4                 *
      Tier 5                 *
      Tier 6                 *


2.  @WORK SERVICE EQUIPMENT

Each T-1 Dedicated Access Service will include a T-1 compatible router on a loan basis. The exact model and configuration will be at @Work sole discretion and will be subject to change at any time. Customer shall use @Work Service Equipment solely for the purpose of obtaining the T-1 Dedicated Access Services and shall be responsible for installing it and using it in accordance with @Work's instructions. All other equipment shall be the responsibility of Customer and Partner.


    2.1  MAINTENANCE,  SUPPORT AND REPAIR  SERVICE

         Provided that Partner and Customer is in compliance with this Agreement, @Work shall maintain, support and repair @Work Service Equipment. In the event of any fault in @Work Service Equipment, @Work and/or its agents shall arrange for the repair or replacement of the @Work Service Equipment. The Partner and/or its Customer shall permit @Work and/or its agents reasonable access to the @Work Service Equipment upon reasonable notice. The Partner agrees to insure the Customer uses reasonable care in maintaining @Work Service

*Confidential portions

         Equipment and shall bear responsibility for the cost and completion of repairing such equipment in the event of (a) misuse, (b) failure to exercise reasonable care, or (c) theft.

3.  PROVISION OF CONNECTIVITY.

The Connectivity to be used for the T-1 Dedicated Access Service will be provided by a third party ("Circuit Provider"). @Work will select the Circuit Provider, order the Connectivity in its name on behalf of Partner, and coordinate the installation of the Connectivity with the Circuit Provider. Each T-1 Connectivity will be priced by @Work on a Customer by Customer basis. @Work cannot designate and does not guarantee any Connectivity installation timeframe. If the Partners Customer cannot for any reason obtain T-1 Connectivity, @Work may terminate this specific T-1 Dedicated Access Service order without liability or forfeiture of payment for any costs incurred on behalf of Partner.

4.  NETWORK SECURITY

The Customer is solely responsible for maintaining security and control over access to the T-1 Dedicated Access Services and to @Work Service Equipment used to obtain the T-1 Dedicated Access Services, including @Work Service Equipment.

5.  SERVICES RESTRICTIONS

The Partner's Customer may not resell any portion of the T-1 Dedicated Access Service. Partner or Customer is responsible for all software and content displayed and/or distributed by Partner or Customer, or by Customer agents, if any.

6.  TERM.

The initial term for each T-1 Dedicated Access Services shall be a minimum of one (1) year and shall commence on the date the T-1 Dedicated Access Service is installed and first available for use by the Customer as defined in Section 7.4 of the Agreement. After such term, the T-1 Dedicated Access Service shall extend on a month-to-month basis, terminable at will by either party upon 30 days' written notice. In the event of early termination of any T-1 Dedicated Access Services by Partner, Partner will pay a lump sum ("TERMINATION CHARGE") equal to one hundred percent (100%) of the Fees for each order terminated multiplied by the number of months remaining in the initial term of the order. The Partner will also be responsible for the complete term of the Connectivity associated with the T-1 Dedicated Access Service. Upon termination of this Agreement, @Work shall disconnect, or shall cause to be disconnected, the T-1 Dedicated Access Services and the Connectivity. In addition, Partner shall return all @Work Service Equipment, if provided, to @Work within thirty (30) days. If the Partner fails to do this @Work will charge the Partner for the equipment

7.  OPERATIONAL OBLIGATIONS

The ongoing support provided by @Work for this service will be limited to monitoring the physical interface on the @Work aggregation router and any leased line connections provisioned by @Work, and verifying that the @Work Aggregation router is correctly configured. Any service not specifically listed below shall be considered outside the scope of this product.

>>  DNS      @Work will not provide DNS services for Customer networks.
>>  SMTP     @Work will not provide SMTP relay or SMTP backup for Customers.
>>  NNTP     @Work will not provide a NNTP feed or a NNTP read/post access to any of its servers as a part of this product.

8.  OPERATIONS AND ENGINEERING

>> @WORK Backbone Network Infrastructure. Provide the network infrastructure to provide transit for Partner to the global Internet via NAPs and other peering points.
>> @WORK Capacity Planning. Provide ongoing capacity planning of Backbone Network Infrastructure to ensure adequate systems, hardware, and bandwidth.
>> @WORK @Work Dedicated IP Access Product Infrastructure. Provision and place all @Work supplied hardware and systems required by the appropriate product definitions.
>> @WORK @Work Aggregation Routers. Provision and place aggregation routers conforming to product definitions.
>> @WORK Network Surveillance. Provide network surveillance of all @Work and @Work network infrastructure and @Work aggregation routers.
>> @WORK Allocating the appropriate physical interface on the @Work Aggregation router.
>>  @WORK Verifying physical connectivity
>>  @WORK Technical Support.  Provide Network Support available on a 7x24 basis.
    Responsibilities   include  but  are  not  limited  to,  backbone  problems,
    aggregation router(s), local loop, CPE, DNS, and routing.


>>  PARTNER  Correct operation for all Partner owned equipment
>>  PARTNER  All configurations on Partner's equipment
>> PARTNER Technical Support. Provide Network Support available on a 7x24 basis. Responsibilities include but are not limited to, NNTP, SMTP, and DNS.

C- 2  DS-3 DEDICATED ACCESS SERVICES

DS-3 DEDICATED ACCESS SERVICES includes a DS-3 Connectivity loop and a DS-3 port in the POP Equipment for traffic to the global Internet. @Work through deployment of several @Work POPs and contracting with different Connectivity providers are able to provide the Partner a total DS-3 solution to purchase and resell to customers.

1.  DEDICATED DS-3 WHOLESALE PRICING

                                                  EFFECTIVE $/MBPS
    CAPACITY      PROVISIONED     MONTHLY TIER    OF MONTHLY        MONTHLY
    COMMIT TIER   PORT            CHARGE          TIER CHARGE       BURST CHARGE
    -----------   -----------     ------------    ----------------  ------------
       3             DS-3             *                *               *
       6             DS-3             *                *               *
       9             DS-3             *                *               *
       12            DS-3             *                *               *
       15            DS-3             *                *               *
       20            DS-3             *                *               *
       30            DS-3             *                *               *
       45            DS-3             *                *               *


Effective Traffic Measure

     - the send and receive traffic from each Customer circuit will be sampled every 5 minutes
     - at the end of each month, the send and receive readings will be ranked (separately) in descending order
     -  the top 5% of these  readings (both send and receive) will be thrown out
     - the largest remaining traffic reading (either send or receive) will be the Effective Traffic for that month for that circuit
     - If the traffic measure is greater than the committed tier, Customer will be charged the monthly commitment plus the burstable rate times the difference between the traffic measure and the Capacity Commitment Tier.

  -  Pricing Example 1: *

  -  Pricing Example 2: *

Other Charges:

     Other DS-3 Dedicated Access Services Fees
     Bandwidth Cap Charge                    *
     Managed Router                          *
     Installation (One-Time)                 *

*Confidential portions

     Installation (One-Time)                     $8,000

     Bandwidth Limit Charge: Charge is incurred when customer desires to limit port bandwidth to Committed Capacity Tier.

     Circuit change orders are designed to provide the flexibility to change circuit parameters (e.g. upgrades to higher speed ports, increase in Capacity Commitment Tier). For the first year of this contract, no more than one (1) upgrade circuit change order for an individual port will be accepted within any one (1) month period. For the remainder of the contract, no more than one (1) upgrade circuit change order for an individual port will be accepted within any three (3) months rolling period. No more than one (1) downgrade circuit change order for an individual port will be accepted within any twelve (12) month rolling period. The changes will be effective within 30 day of receipt of a accurate change order.


                     DS-3 DEDICATED ACCESS
                        DISCOUNT LEVELS

     Tier 1                 *
     Tier 2                 *
     Tier 3                 *
     Tier 4                 *
     Tier 5                 *
     Tier 6                 *



2.   @WORK SERVICE EQUIPMENT

DS-3 Dedicated Access Service may require specific CPE for a successful installation. Each Customer application will have to be reviewed individually by approved @Work personnel to determine the final requirements. All Equipment purchased through @Work for the DS-3 Dedicated Access Service will be marked up at 20% above cost.


3.   PROVISION OF CONNECTIVITY.

The Connectivity to be used for the DS-3 Dedicated Access Service will be provided by a third party ("Circuit Provider"). @Work will select the Circuit Provider, order the Connectivity in its name on behalf of Partner, and coordinate the installation of the Connectivity with the Circuit Provider. Each DS-3 Connectivity will be priced by @Work on a Customer by Customer basis @Work cannot designate and does not guarantee any Connectivity installation timeframe. If the Partners Customer cannot for any reason obtain DS-3 Connectivity, @Work may terminate this specific DS-3 Dedicated Access Service order without liability or forfeiture of payment for any costs incurred on behalf of Partner.

4.   NETWORK SECURITY

The Customer is solely responsible for maintaining security and control over access to the DS-3 Dedicated Access Services and to @Work Service Equipment used to obtain the DS-3 Dedicated Access Services, including @Work Service Equipment.

5.   SERVICES RESTRICTIONS


*Confidential portions

The Partner's Customer may not resell any portion of the DS-3 Dedicated Access Service. Partner or Customer is responsible for all software and content displayed and/or distributed by Partner or Customer, or by Customer agents, if any.


6.   TERM.

The initial term for each DS-3 Dedicated Access Services shall be a minimum of one (1) year and shall commence on the date the DS-3 Dedicated Access Service is installed and first available for use by the Customer as defined in Section 7.4 of the Agreement. After such term, the DS-3 Dedicated Access Service shall extend on a month-to-month basis, terminable at will by either party upon 30 days' written notice. In the event of early termination of any DS-3 Dedicated Access Services by Partner, Partner will pay a lump sum ("TERMINATION CHARGE") equal to one hundred percent (100%) of the Fees for each order terminated multiplied by the number of months remaining in the initial term of the order. The Partner will also be responsible for the complete term of the Connectivity associated with the DS-3 Dedicated Access Service. Upon termination of this Agreement, @Work shall disconnect, or shall cause to be disconnected, the DS-3 Dedicated Access Services and the Connectivity.

7.   OPERATIONAL OBLIGATIONS

The ongoing support provided by @Work for this service will be limited to monitoring the physical interface on the @Work aggregation router and any leased line connections provisioned by @Work, and verifying that the @Work Aggregation router is correctly configured. Any service not specifically listed below shall be considered outside the scope of this product.

>>   DNS      @Work will not provide DNS services for Customer networks.
>>   SMTP     @Work will not provide SMTP relay or SMTP backup for Customers.
>>   NNTP     @Work will not provide a NNTP feed or a NNTP read/post access to any of its servers as a part of this product.

8.   OPERATIONS AND ENGINEERING

>> @WORK Backbone Network Infrastructure. Provide the network infrastructure to provide transit for Partner to the global Internet via NAPs and other peering points.
>> @WORK Capacity Planning. Provide ongoing capacity planning of Backbone Network Infrastructure to ensure adequate systems, hardware, and bandwidth.
>> @WORK @Work Dedicated IP Access Product Infrastructure. Provision and place all @Work supplied hardware and systems required by the appropriate product definitions.
>> @WORK @Work Aggregation Routers. Provision and place aggregation routers conforming to product definitions.
>> @WORK Network Surveillance. Provide network surveillance of all @Work and @Work network infrastructure and @Work aggregation routers.
>> @WORK Allocating the appropriate physical interface on the @Work Aggregation router
>>   @WORK     Verifying physical connectivity
>> @WORK Technical Support. Provide Network Support available on a 7x24 basis. Responsibilities include but are not limited to, backbone problems, aggregation router(s), local loop, CPE, DNS, and routing.


>>   PARTNER  Correct operation for all Partner owned equipment
>>   PARTNER  All configurations on Partner's equipment

>> PARTNER Technical Support. Provide Network Support available on a 7x24 basis. Responsibilities include but are not limited to, NNTP, SMTP, and DNS.

C- 3 FAST ETHERNET DEDICATED ACCESS SERVICES

FAST ETHERNET DEDICATED ACCESS SERVICES includes a Fast Ethernet port in the POP Equipment for traffic to the global Internet. The Fast Ethernet Dedicated Access Service is intended for connection to the Partner's equipment for Partner's internal use only and not for general resale unless given prior written approval by @Work.

1.   DEDICATED FAST ETHERNET PRICING


                                                  EFFECTIVE $/MBPS      MONTHLY
   CAPACITY       PROVISIONED     MONTHLY TIER    OF MONTHLY            BURST
   COMMIT TIER    PORT            CHARGE          TIER  CHARGE          CHARGE
   -----------    -----------     ------------    ----------------      ------


        3            FE                *               *                 *
        5            FE                *               *                 *
        10           FE                *               *                 *
        15           FE                *               *                 *
        30           FE                *               *                 *
        45           FE                *               *                 *
        60           FE                *               *                 *
        75           FE                *               *                 *
        100          FE                *               *                 *



Effective Traffic Measure

     - the send and receive traffic from each Customer circuit will be sampled every 5 minutes
     - at the end of each month, the send and receive readings will be ranked (separately) in descending order
     - the top 5% of these readings (both send and receive) will be thrown out
     - the largest remaining traffic reading (either send or receive) will be the Effective Traffic for that month for that circuit
     - If the traffic measure is greater than the committed tier, Customer will be charged the monthly commitment plus the burstable rate times the difference between the traffic measure and the Capacity Commitment Tier.

-    Pricing Example 1: *

-    Pricing Example 2: *

*Confidential portions

Other Charges:

     OTHER FAST ETHERNET DEDICATED ACCESS SERVICES FEES
     Installation (One-Time)                       *



     Circuit change orders are designed to provide the flexibility to change circuit parameters (e.g. upgrades to higher speed ports, increase in Capacity Commitment Tier). No more than one (1) upgrade circuit change order for an individual port will be accepted within any thirty (30) day period for the first twelve (12) months and any three (3) months rolling period there after. No more than one (1) downgrade circuit change order for an individual port will be accepted within any twelve (12) month rolling period. The changes will be effective within 30 day of receipt of an accurate change order.

                      FAST ETHERNET DEDICATED
                      ACCESS DISCOUNT LEVELS
                      -----------------------
      Tier 1                 *
      Tier 2                 *
      Tier 3                 *
      Tier 4                 *
      Tier 5                 *
      Tier 6                 *

3.  PROVISION OF CONNECTIVITY.

If the Partner leases space within the same collocation facility in which @Work has leased space with POP Equipment deployed, then a cross connect ("Cross Connect") shall be used for the Fast Ethernet Dedicated Access Services which shall be provided by a third party collocation provider ("Collocation Provider"). Except as otherwise agreed between the parties, the Partner will order the Cross Connect and coordinate the installation with the Collocation Provider. The Partner will arrange for the Collocation Provider to install and terminate a Cross Connect within close proximity of the planned location of the @Work Equipment. The Partner shall pay all one-time and recurring Cross Connect usage charges.

4.   NETWORK SECURITY

The Customer is solely responsible for maintaining security and control over access to the Fast Ethernet Dedicated Access Services and to @Work Service Equipment used to obtain the Fast Ethernet Dedicated Access Services, including @Work Service Equipment.

5.   SERVICES RESTRICTIONS

The Partner's Customer may not resell any portion of the Fast Ethernet Dedicated Access Service. Partner or Customer is responsible for all software and content displayed and/or distributed by Partner or Customer, or by Customer agents, if any.


6.  TERM.

*Confidential portions

The initial term for each Fast Ethernet Dedicated Access Services shall be a minimum of one (1) year and shall commence on the date the Fast Ethernet Dedicated Access Service is installed and first available for use by the Partner as defined in Section 7.4 of the Agreement. After such term, the Fast Ethernet Dedicated Access Service shall extend on a month-to-month basis, terminable at will by either party upon 30 days' written notice. In the event of early termination of any Fast Ethernet Dedicated Access Services by Partner, Partner will pay a lump sum ("TERMINATION CHARGE") equal to one hundred percent (100%) of the Fees for each order terminated multiplied by the number of months remaining in the initial term of the order. The Partner will also be responsible for the complete term of the Connectivity associated with the Fast Ethernet Dedicated Access Service. Upon termination of this Agreement, @Work shall disconnect, or shall cause to be disconnected, the Fast Ethernet Dedicated Access Services and the Connectivity.

7.  OPERATIONAL OBLIGATIONS

The ongoing support provided by @Work for this service will be limited to monitoring the physical interface on the @Work aggregation router and verifying that the @Work Aggregation router is correctly configured. Any service not specifically listed below shall be considered outside the scope of this product.

>>   DNS    @Work will not provide DNS services for Customer networks.
>>   SMTP   @Work will not provide SMTP relay or SMTP backup for Customers.
>>   NNTP   @Work will not provide a NNTP feed or a NNTP read/post access to any of its servers as a part of this product.

8.   OPERATIONS AND ENGINEERING

>> @WORK Backbone Network Infrastructure. Provide the network infrastructure to provide transit for Partner to the global Internet via NAPs and other peering points.
>> @WORK Capacity Planning. Provide ongoing capacity planning of Backbone Network Infrastructure to ensure adequate systems, hardware, and bandwidth.
>> @WORK @Work Dedicated IP Access Product Infrastructure. Provision and place all @Work supplied hardware and systems required by the appropriate product definitions.
>> @WORK @Work Aggregation Routers. Provision and place aggregation routers conforming to product definitions.
>> @WORK Network Surveillance. Provide network surveillance of all @Work and @Work network infrastructure and @Work aggregation routers.
>> @WORK Allocating the appropriate physical interface on the @Work Aggregation router
>>   @WORK     Verifying physical connectivity
>> @WORK Technical Support. Provide Network Support available on a 7x24 basis. Responsibilities include but are not limited to, backbone problems, aggregation router(s), local loop, CPE, DNS, and routing.



>>   PARTNER   Correct operation for all Partner owned equipment
>>   PARTNER   All configurations on Partner's equipment
>>   PARTNER   Technical  Support.  Provide Network Support  available on a 7x24 basis. Responsibilities include but are not limited to, NNTP, SMTP, and DNS.

                                    EXHIBIT D

                               MARKET DEPLOYMENTS


1.   TOTAL IP DSL MARKETS

Atlanta, GA (Norcross)
Baltimore, MD
Boston, MA
Chicago, IL
Dallas, TX
Detroit, MI
Los Angeles, CA
Miami, FL
New York / New Jersey
New York, NY
Phoenix, AZ
Pittsburgh, PA
Portland, OR
Philadelphia, PA
San Diego, CA
San Francisco Bay Area
Washington DC


2.   T-1 DEDICATED ACCESS MARKETS

Baltimore,  MD
Boston,  MA
Chicago,  IL
Cleveland,  OH
Dallas,  TX
Denver,  CO
Detroit, MI
Hartford, CT
Houston, TX
Indianapolis,  IA
Los Angeles, CA
Miami, FL
New York, NY
North New Jersey
 Orange County,  CA
Philadelphia,  PA
Phoenix,  AZ
Pittsburgh,  PA
Portland, OR
Providence, RI
Salt Lake City, UT
San Diego, CA
San Francisco, CA
Seattle, WA
Washington DC

3.   DS-3 DEDICATED ACCESS MARKETS

Boston, MA
Chicago, IL
Dallas, TX
Los Angeles, CA
Miami, FL
New York, NY
Newark, NJ
Phoenix, AZ
San Diego, CA
San Francisco, CA
San Jose, CA
Seattle, WA
Washington, D.C.

4.   FAST ETHERNET DEDICATED ACCESS MARKETS

San Jose, CA - Equinix
Ashburn, VA - Equinix